EX.99.CODE ETH

                             PRIMECAP ODYSSEY FUNDS

                         SUPPLEMENTAL CODE OF ETHICS FOR

                PRINCIPAL OFFICERS AND SENIOR FINANCIAL OFFICERS

                               SEPTEMBER 27, 2004

The Board of Trustees (collectively, the "Board") of PRIMECAP Odyssey Funds (the "Trust") have adopted this Supplemental Code of Ethics (the "Code") for the Trust's Principal Officers and Senior Financial Officers (the "Officers") to guide and remind the Officers of their responsibilities to the Trust, other officers, shareholders of the Trust, and governmental authorities. Officers are expected to act in accordance with the guidance and standards set forth in this Code.

For the purposes of this Code, the Trust's Principal Officers and Senior Financial Officers shall include: the President; the Vice President, Chief Financial Officer, Treasurer; the Controller; and any persons performing similar functions on behalf of the Trust, regardless of whether such persons are employed by the Trust or a third party.

This Code is intended to serve as the code of ethics described in Section 406 of The Sarbanes-Oxley Act of 2002 and Form N-CSR. Officers may be subject to the Trust's code of ethics adopted pursuant to Rule 17j-1 of the Investment Company Act of 1940, as amended (the "Rule 17j-1 Code"). This Code also should be interpreted in the context of all applicable laws, regulations, the Trust's Agreements and Declarations of Trust, Bylaws, and all other governance and disclosure policies and documents adopted by the Board. All Officers must become familiar and fully comply with this Code. Because this Code cannot and does not cover every applicable law or provide answers to all questions that might arise, all Officers are expected to use common sense about what is right and wrong, including a sense of when it is proper to seek guidance from others on the appropriate course of conduct.

The purpose of this Code is to set standards for the Officers that are reasonably designed to deter wrongdoing and are necessary to promote:

      o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

      o full, fair, accurate, timely, and understandable disclosure in reports and documents that the Trust files with, or submits to, the Securities and Exchange Commission (the "SEC") and in any other public communications by the Trust;

      o     compliance with applicable governmental laws, rules and regulations;

      o the prompt internal reporting of violations of the Code to the appropriate persons as set forth in the Code; and

      o     accountability for adherence to the Code.

1. Honest and Ethical Conduct

a. Honesty, Diligence and Professional Responsibility

Officers are expected to observe both the form and the spirit of the ethical principles contained in this Code. Officers must perform their duties and responsibilities for the Trust:

      o with honesty, diligence, and a commitment to professional and ethical responsibility;

      o     carefully, thoroughly and in a timely manner; and

      o     in conformity with applicable professional and technical standards.

Officers who are certified public accountants are expected carry out their duties and responsibilities in a manner consistent with the principles governing the accounting profession, including any guidelines or principles issued by the Public Company Accounting Oversight Board or the American Institute of Certified Public Accountants from time to time.

b. Objectivity / Avoidance of Undisclosed Conflicts of Interest

Officers are expected to maintain objectivity and resolve conflicts of interest in an ethical manner. In the performance of their duties and responsibilities for the Trust, Officers must not subordinate their judgment to personal gain and advantage, or be unduly influenced by their own interests or by the interests of others except those of the Trust. Officers must avoid participation in any activity or relationship that would give rise to a conflict of interest unless that conflict has been completely disclosed to affected parties. Further, Officers should avoid participation in any activity or relationship that could create the appearance of a conflict of interest.

A conflict of interest would generally arise if an Officer directly or indirectly participated in any investment, interest, association, activity or relationship that may impair or appear to impair the Officer's ability to perform his/her job objectively.

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Trust and the investment adviser or administrator of which the Officers are also officers or employees. As a result, this Code recognizes that the Officers will, in the normal course of their duties (whether formally for the Trust or for the adviser, or for both), be involved in establishing policies and implementing decisions that will have different effects on the adviser and the Company. The participation of the Officers in such activities is inherent in the contractual relationship between the Trust and the adviser and is consistent with the performance by the Officers of their duties as officers of the Trust. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Trust's Boards of Trustees that the Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

Any Officer who is involved in a situation or activity that might be a conflict of interest or give the appearance of a conflict of interest must report such situation or activity using the reporting procedures set forth in Section 4 of this Code.

There are some conflict of interest situations that should always be discussed with the General Counsel, if material. Examples of these include:

      o     service as a director on the board of any public company;

      o     the receipt of any non-nominal gifts;

      o the receipt of any entertainment from any company with which the Trust has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

      o any ownership interest in, or any consulting or employment relationship with, any of the Trust's service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof;

      o a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Trust for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Officer's employment, such as compensation or equity ownership.

The Audit Committee will not be responsible for monitoring or enforcing this conflict of interest policy, but rather each Officer is responsible for self-compliance with this conflict of interest policy.

c. Preparation of Financial Statements

Officers must not knowingly make any misrepresentations regarding the Trust's financial statements or any facts in the preparation of the Trust's financial statements, and must comply with all applicable laws, standards, principles, guidelines, rules and regulations in the preparation of the Trust's financial statements. This section is intended to prohibit:

      o making, or permitting or directing another to make, materially false or misleading entries in the Trust's financial statements or records;

      o failing to correct the Trust's financial statements or records that are materially false or misleading when he or she has the authority to record an entry; and

      o signing, or permitting or directing another to sign, a document containing materially false or misleading financial information.

Officers must be scrupulous in their application of generally accepted accounting principles. No Officer may (i) express an opinion or state affirmatively that the financial statements or other financial data of the Trust are presented in conformity with generally accepted accounting principles, or
(ii) state that he or she is not aware of any material modifications that should be made to such statements or data in order for them to be in conformity with generally accepted accounting principles, if such statements or data contain any departure from generally accepted accounting principles then in effect in the United States.

Officers must follow the laws, standards, principles, guidelines, rules and regulations established by all applicable governmental bodies, commissions or other regulatory agencies in the preparation of financial statements, records and related information. If an Officer prepares financial statements, records or related information for purposes of reporting to such bodies, commissions or regulatory agencies, the Officer must follow the requirements of such organizations in addition to generally accepted accounting principles.

If an Officer and his or her supervisor have a disagreement or dispute relating to the preparation of financial statements or the recording of transactions, the Officer should take the following steps to ensure that the situation does not constitute an impermissible subordination of judgment:

      o The Officer should consider whether (i) the entry or the failure to record a transaction in the records, or (ii) the financial statement presentation or the nature or omission of disclosure in the financial statements, as proposed by the supervisor, represents the use of an acceptable alternative and does not materially misrepresent the facts or result in an omission of a material fact. If, after appropriate research or consultation, the Officer concludes that the matter has authoritative support and/or does not result in a material misrepresentation, the Officer need do nothing further.

      o If the Officer concludes that the financial statements or records could be materially misstated as a result of the supervisor's determination, the Officer should follow the reporting procedures set forth in Section 4 of this Code.

d. Obligations to the Independent Auditor of the Trust

In dealing with the Trust's independent auditor, Officers must be candid and not knowingly misrepresent facts or knowingly fail to disclose material facts, and must respond to specific inquiries and requests by the Trust's independent auditor.

Officers must not take any action, or direct any person to take any action, to fraudulently influence, coerce, manipulate or mislead the Trust's independent auditor in the performance of an audit of the Trust's financial statements for the purpose of rendering such financial statements materially misleading.

2. Full, Fair, Accurate, Timely and Understandable Disclosure

It is the Trust's policy to provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Trust files with, or submits to, the SEC and in any other public communications by the Trust. The Trust has designed and implemented Form N-CSR and Form N-Q Controls and Procedures to carry out this policy.

Officers are expected to use their best efforts to promote, facilitate, and prepare full, fair, accurate, timely, and understandable disclosure in all reports and documents that the Trust files with, or submits to, the SEC and in any other public communications by the Trust.

Officers must review the Trust's Disclosure Controls and Procedures to ensure they are aware of and carry out their duties and responsibilities in accordance with the Disclosure Controls and Procedures and the public reporting obligations of the Trust. Officers are responsible for monitoring the integrity and effectiveness of the Trust's Disclosure Controls and Procedures.

3. Compliance with Applicable Laws, Rules and Regulations

Officers are expected to know, respect and comply with all laws, rules and regulations applicable to the conduct of the Trust's business. If an Officer is in doubt about the legality or propriety of an action, business practice or policy, the Officer should seek advice from the Officer's supervisor or the Trust's legal counsel.

In the performance of their work, Officers must not knowingly be a party to any illegal activity or engage in acts that are discreditable to the Trust.

Officers are expected to promote the Trust's compliance with applicable laws, rules and regulations. To promote such compliance, Officers may establish and maintain mechanisms to educate employees carrying out the finance and compliance functions of the Trust about any applicable laws, rules or regulations that affect the operation of the finance and compliance functions and the Trust generally.

4. Reporting of Illegal or Unethical Behavior

Officers should promptly report any conduct or actions by an Officer that do not comply with the law or with this Code. Officers and the Trust shall adhere to the following reporting procedures:

      o Any Officer who questions whether a situation, activity or practice is acceptable must immediately report such practice to the Trust's General Counsel. The General Counsel shall consider the matter and respond to the Officer within a reasonable amount of time. If the General Counsel determines that there has been a violation, it shall report such violation to the Audit Committee.

      o If the Officer is not satisfied with the response of the General Counsel, the Officer must report the matter to the Chairman of the Audit Committee. If the Chairman is unavailable, the Officer may report the matter to any other member of the Audit Committee. The person receiving the report shall consider the matter, refer it to the full Audit Committee if he or she determines there has been a violation or that such referral is desirable for any other reason, and respond to the Officer within a reasonable amount of time.

      o The Audit Committee and the Trust will not be responsible for monitoring or enforcing this reporting of violations policy, but rather each Officer is responsible for self-compliance with this reporting of violations policy.

      o To the extent possible and as allowed by law, reports will be treated as confidential.

      o If the Audit Committee determines that an Officer violated this Code, failed to report a known or suspected violation of this Code, or provided intentionally false or malicious information in connection with an alleged violation of this Code, the Audit Committee may recommend appropriate action to the Board and the Board may take disciplinary action against any such Officer. No Officer will be disciplined for reporting a concern in good faith.

      o The Trust and the Audit Committee may report violations of the law to the appropriate authorities.

5. Accountability and Applicability

All Officers will be held accountable for adherence to this Code. On an annual basis, within 30 days of the beginning of each calendar year, each Officer shall certify in writing his or her receipt, familiarity and commitment to compliance with this Code, by signing the Acknowledgment Form (Appendix A to this Code), and each Officer shall report his or her affiliations and other relationship related to conflicts of interest as required by the Trust's annual Directors and Officers Questionnaire.

This Code is applicable to all Officers, regardless of whether such persons are employed by the Trust or a third party. If an Officer is aware of a person ("Potential Officer") who may be considered an Officer as defined by this Code, the Officer should inform legal counsel to the Trust of such Potential Officer so that a determination can be made regarding whether such Potential Officer has completed or should complete an Acknowledgment Form. However, the absence of such a determination will not be deemed to relieve any person of his or her duties under this Code.

6. Disclosure of this Code

This Code shall be disclosed by at least one of the following methods in the manner prescribed by the SEC, unless otherwise required by law:

      o     by filing a copy of the Code with the SEC;

      o     by posting the text of the Code on the Trust's website; or

      o by providing, without charge, a copy of the Code to any person upon request.

7. Waivers, Approvals and Interpretations

The Trust's President is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. Any waiver of this Code, including an implicit waiver, that has been granted to an Officer may be made by the Trust's President and must be disclosed by the Trust in the manner prescribed by law and as set forth above in Section 6 (Disclosure of this Code). Notwithstanding the foregoing, any approvals or waivers of this Code sought by the President must be made only by the Board or a committee of the Board to which such responsibility has been delegated.

8. Amendments

This Code may be amended by the affirmative vote of a majority of the Board. Any amendment of this Code, must be disclosed by the Trust in the manner prescribed by law and as set forth above in Section 6 (Disclosure of this Code), unless such amendment is deemed to be technical, administrative, or otherwise non-substantive. Any amendments to this Code will be provided to the Officers.

Appendix A

PRIMECAP ODYSSEY FUNDS

Certification and Acknowledgment of Receipt of Supplemental Code of Ethics for Principal Officers and Senior Financial Officers

I acknowledge and certify that I have received a copy of the Supplemental Code of Ethics for Principal Officers and Senior Financial Officers (the "Code"). I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Code and to abide by those policies and procedures.

I acknowledge my commitment to comply with the Code.


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Officer Name (Please Print)                     Officer Signature


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